UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Preferred Stock, Series B Junior Participating, Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 16, 2020, the Board of Directors (the “Board”) of ON Semiconductor Corporation (the “Corporation”) increased the size of the Board from nine directors to 11 directors and appointed each of Bruce E. Kiddoo and Gregory L. Waters to serve as a director of the Board to fill the vacancies created by the increase in the number of directors, in each case effective as of December 17, 2020. Each of Messrs. Kiddoo and Waters will continue to serve as a director until the earlier of the 2021 annual meeting of stockholders of the Corporation (the “Annual Meeting”) or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. The continued service of Messrs. Kiddoo and Waters on the Board will be voted on by the Corporation’s stockholders at the Annual Meeting. Mr. Kiddoo has been appointed to the Audit Committee of the Board and Mr. Waters has been appointed to the Science & Technology Committee of the Board, in each case, effective as of December 17, 2020.

Additionally, on December 16, 2020, Emmanuel T. Hernandez, a member of the Board, informed the Board that he plans to retire and resign from the Board, effective as of the end of the Corporation’s first fiscal quarter of 2021. Mr. Hernandez and the Corporation have no disagreements, including with respect to any accounting-related policy or matter. Mr. Hernandez will continue to serve on the Board until the end of the Corporation’s first fiscal quarter of 2021.

In connection with appointment to the Board, Messrs. Kiddoo and Waters will participate in the standard compensation and benefits package offered to the Corporation’s non-employee directors, as described under the heading “2019 Compensation of Directors” in the Corporation’s definitive proxy statement relating to its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on April 6, 2020. In addition, the Corporation intends to enter into its standard form of indemnification agreement for non-employee directors with each of Messrs. Kiddoo and Waters.

The Corporation has engaged in discussions with Starboard Value Fund, L.P. regarding changes at the Corporation, including with respect to the consideration of the potential candidacy of Messrs. Kiddoo and Waters for appointment to the Board. Messrs. Kiddoo and Waters were appointed by the Board after independent consideration of their respective skills and experience. The Corporation is not aware of any other arrangements or understandings between Messrs. Kiddoo or Waters and any other person pursuant to which they were appointed as directors. There are no related party transactions between the Corporation and either Mr. Kiddoo or Mr. Waters that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Board has affirmatively determined that Messrs. Kiddoo and Waters each qualify as “independent” in accordance with the listing requirements of The Nasdaq Stock Market LLC.

Item 7.01	Regulation FD Disclosure.

On December 16, 2020, the Corporation issued a press release announcing the appointment of Messrs. Kiddoo and Waters to the Board and the retirement of Mr. Hernandez. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The below exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated December 16, 2020

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: December 16, 2020	By:	/s/ GEORGE H. CAVE
George H. Cave
Executive Vice President, General Counsel, Chief Compliance Officer, Chief Risk Officer, and Secretary